EXHIBIT 10.2

SUBORDINATED NOTE

$1,000,000.00	July 1, 2003
Minneapolis, Minnesota

For value received, the undersigned, MedicalCV, Inc., a Minnesota corporation (“Maker”), hereby promises to pay to the order of Peter Ludwig Hauser (“Lender”), at 16913 Kings Court, Lakeville, Minnesota 55044, or at any other place designated at any time in writing by the holder hereof, in lawful money of the United States of America, the principal sum of One Million and 00/100 dollars ($1,000,000.00), together with interest (calculated on the basis of actual days elapsed in a 360-day year) on the unpaid principal hereof, from the date immediately available funds representing the principal sum are credited to the account of the Maker until this Note is fully paid, at a rate equal to ten percent (10%) per annum (the “Applicable Rate”).  As used herein, “due date” means June 30, 2004.  The Maker shall prepay its obligations hereunder as provided in that certain Subordination and Intercreditor Agreement between Lender and PKM Properties, LLC (“PKM”) dated the date hereof as it may be amended, modified, supplemented, restated or replaced from time to time (the “Subordination and Intercreditor Agreement”).

Interest shall be payable monthly, on the last day of each month commencing July 31, 2003, and on the last day of each succeeding month thereafter until this Note is paid in full on or prior to the due date.

This Note shall be payable in lawful money of the United States of America in immediately available funds.  All payments on this Note shall be applied to the payment of accrued interest before being applied to the payment of principal.  Any payment which is required to be made on a day which is not a banking business day for the Lender shall be payable on the next succeeding banking business day and such additional time shall be included in the computation of interest.  The principal amount of this Note may be prepaid in whole or in part at any time without prior notice, premium, or penalty so long as such prepayment is accompanied by payment of all interest accrued on the amount prepaid.

Payment of the principal amount of the indebtedness represented by this Note is subordinate and junior to payment of certain indebtedness of Maker to PKM existing prior to the date of this Note, as set forth in the Subordination and Intercreditor Agreement.

In case any principal of or interest on this Note is not paid when due or mandatorily prepayable, the outstanding unpaid principal balance of this Note and the accrued interest thereon shall automatically become immediately due and payable and Maker shall be liable for all costs of enforcement and collection of this Note incurred by Lender or any other holder of this Note, including but not limited to reasonable attorneys’ fees, disbursements, and court costs.  In the event of a default hereunder, Maker shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in obtaining advice as to its rights and remedies in connection with such default.

Maker waives presentment, notice of dishonor, protest, and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with the delivery, acceptance, performance, default, endorsement, or guaranty of this Note.  The liability of Maker hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including but not limited to any extension of time, renewal, waiver, or other modification.  Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.  Lender or any holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.  No amendment, modification, or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

Any notice from Lender to Maker shall be deemed given when delivered to Maker by hand or when deposited in the U.S. mail and addressed to Maker at the last address of Maker appearing on Lender’s records.

This Note shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to instruments made and to be performed wholly within that state.  If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

MAKER AGREES THAT ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN HENNEPIN COUNTY, MINNESOTA.  MAKER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN LENDER’S RECORDS AS THE ADDRESS OF MAKER.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, LENDER AND MAKER BOTH WAIVE TRIAL BY JURY, AND MAKER ALSO WAIVES (i) THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION; (ii) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE; AND (iii) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES.

MEDICALCV, INC.,
a Minnesota corporation

By:	/s/ Jules L. Fisher
Jules L. Fisher
Its: Chief Financial Officer

ADDRESS OF THE MAKER:

9725 South Robert Trail

Inver Grove Heights, MN  55077